Exhibit 99.1

Hain Celestial Appoints New Chief Financial Officer

Seasoned Financial and Consumer Packaged Goods Executive Javier Idrovo to Join Company as Executive Vice President and CFO

Lake Success, NY, November 7, 2019 —The Hain Celestial Group, Inc. (Nasdaq: HAIN) (“Hain Celestial” or the “Company”), a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East providing consumers with A Healthier Way of Life™, today announced Javier H. Idrovo is joining the Company as Executive Vice President and Chief Financial Officer, effective December 2, 2019. Mr. Idrovo brings with him an extensive background in corporate finance, strategy, and business development with nearly 30 years of executive leadership, strategy formulation and oversight, financial planning and analysis, accounting, financial reporting, tax and treasury experience.

“I am excited to welcome Javier to Hain Celestial. He has a strong financial and strategic background and deep industry experience, which will help him make an immediate impact at Hain Celestial,” said Mark L. Schiller, Hain Celestial’s President and Chief Executive Officer. “He joins us at an ideal time as we accelerate our efforts to simplify our organization, standardize key processes and eliminate inefficient spending.”

Prior to joining Hain Celestial, Mr. Idrovo held leadership positions at The Hershey Company, serving most recently as Chief Accounting Officer, with responsibilities for all aspects of its accounting, tax and treasury functions as well as external financial reporting and accounting policies and procedures. Prior to becoming Chief Accounting Officer, he served in the roles of Senior Vice President, Finance and Planning as well as Senior Vice President, Strategy and Business Development. Prior to joining The Hershey Company, Mr. Idrovo held roles of increasing responsibility at Dole Food Company, Inc. including Chief Financial Officer and then President of Dole Packaged Foods. Earlier in his career, Mr. Idrovo worked at The Boston Consulting Group, Inc. where he was responsible for analyzing issues of business strategy and operational effectiveness, and recommending and implementing strategic solutions.

Mr. Idrovo will succeed James Langrock, who has served as the Company’s Chief Financial Officer for the past several years. Mr. Langrock will remain at the Company through the end of the year to assist with the transition and support other Company initiatives.

“James has been an integral member of our executive team having led our financial team during our transformation. On behalf of our management team and Board of Directors, I would like to thank him for his many contributions in my onboarding and helping us to build a stronger foundation to pave the way for our successful turnaround,” commented Mr. Schiller.

About The Hain Celestial Group, Inc.

The Hain Celestial Group (Nasdaq: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East. Hain Celestial participates in many natural categories with well-known brands that include Almond Dream®, Bearitos®, Better Bean®, BluePrint®, Casbah®, Celestial Seasonings®, Clarks™, Coconut Dream®, Cully & Sully®, Danival®, DeBoles®, Earth’s Best®, Ella’s Kitchen®, Europe’s Best®, Farmhouse Fare™, Frank Cooper’s®, Gale’s®, Garden of Eatin’®, GG UniqueFiber™, Hain Pure Foods®, Hartley’s®, Health Valley®, Imagine™, Johnson’s Juice Co.™, Joya®, Lima®, Linda McCartney® (under license), MaraNatha®, Mary Berry (under license), Natumi®, New Covent Garden Soup Co.®, Orchard House®, Rice Dream®, Robertson’s®, Rudi’s Gluten-Free Bakery™, Rudi’s Organic Bakery®, Sensible Portions®, Spectrum® Organics, Soy Dream®, Sun-Pat®, Sunripe®, Terra®, The Greek Gods®, Walnut Acres®, WestSoy®, Yorkshire Provender®, Yves Veggie Cuisine® and William’s™. The Company’s personal care products are marketed under the Alba Botanica®, Avalon Organics®, Earth’s Best®, JASON®, Live Clean® and Queen Helene® brands.

Safe Harbor Statement
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events and are not statements of historical fact. You can identify forward-looking statements by the use of forward-looking terminology such as “plan”, “continue”, “expect”, “anticipate”, “intend”, “predict”, “project”, “estimate”, “likely”, “believe”, “might”, “seek”, “may”, “will”, “remain”, “potential”, “can”, “should”, “could”, “future” and similar expressions, or the negative of those expressions, or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements, and you should not rely on them as predictions of future events. Such factors include, among others, the risks detailed from time to time in the Company’s reports filed with the United States Securities and Exchange Commission. The Company cannot provide any assurance regarding future results, levels of activity and achievements of the Company, and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements. All forward-looking statements contained herein apply as of the date hereof or as of the date they were made and, except as required by applicable law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors or new methods, future events or other changes.

Contact:
James Langrock / Katie Turner
The Hain Celestial Group, Inc.
516-587-5000